Exhibit 99.01
SYMANTEC CORPORATION
Trended Non-GAAP Segments Reported vs. Modified Comparisons (1, 4)
(In millions)
(Unaudited)

	FY2009		Q4’09		Q3’09		Q2’09		Q1’09
	Reported	Modified	Reported	Modified	Reported	Modified	Reported	Modified	Reported	Modified
Revenue	$6,204	$6,204	$1,488	$1,488	$1,538	$1,538	$1,523	$1,523	$1,655	$1,655

Revenue by Segment
Consumer	$1,804	$1,804	$443	$443	$448	$448	$440	$440	$473	$473
Security and Compliance	1,619	1,472	371	357	396	362	403	357	449	396
Storage and Server Management	2,296	2,494	539	586	569	621	572	621	616	666
Services	484	433	135	102	125	107	107	104	117	120
Other	1	1	0	0	0	0	1	1	0	0

	FY2008		Q4'08		Q3'08		Q2'08		Q1'08
	Reported	Modified	Reported	Modified	Reported	Modified	Reported	Modified	Reported	Modified
Revenue	$5,937	$5,937	$1,548	$1,548	$1,529	$1,529	$1,437	$1,437	$1,423	$1,423

Revenue by Segment
Consumer	$1,746	$1,746	$449	$449	$440	$440	$433	$433	$424	$424
Security and Compliance	1,648	1,479	429	383	419	372	399	361	401	363
Storage and Server Management	2,152	2,320	563	609	566	611	512	551	511	549
Services	389	390	107	106	103	105	92	92	87	87
Other	2	2	0	1	1	1	1	0	0	0
See explanation of Notes 1 and 4 on Appendix A

SYMANTEC CORPORATION
Trended Reconciliation of Revenue Detail Including Modified Reporting Structure (1, 2, 3, 4)
(In millions)
(Unaudited)

	FY2009			Q4’09			Q3’09			Q2’09			Q1’09
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Revenue	$6,150	$54	$6,204	$1,468	$20	$1,488	$1,514	$24	$1,538	$1,518	$5	$1,523	$1,650	$5	$1,655

Y/Y Growth Rate	5%		5%	-5%		-4%	0%		1%	7%		6%	18%		16%

Y/Y Growth Rate in Constant Currency	5%		4%	1%		2%	4%		4%	3%		2%	11%		9%

Revenue by Segment
Consumer	$1,773	$31	$1,804	$432	$11	$443	$432	$16	$448	$437	$3	$440	$472	$1	$473
Security and Compliance	1,450	22	1,472	348	9	357	354	8	362	355	2	357	393	3	396
Storage and Server Management	2,493	1	2,494	586	0	586	621	0	621	621	0	621	665	1	666
Services	433	0	433	102	0	102	107	0	107	104	0	104	120	0	120
Other	1	0	1	0	0	0	0	0	0	1	0	1	0	0	0
Revenue by Segment: Y/Y Growth Rate
Consumer	2%		3%	-4%		-1%	-2%		2%	1%		2%	11%		12%
Security and Compliance	1%		0%	-8%		-7%	-3%		-3%	1%		-1%	12%		9%
Storage and Server Management	8%		8%	-3%		-4%	2%		2%	14%		13%	22%		21%
Services	14%		11%	-4%		-4%	4%		2%	17%		13%	45%		38%
Other	*		*	*		*	*		*	*		*	*		*
Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	1%		3%	2%		4%	2%		5%	-3%		-2%	4%		4%
Security and Compliance	1%		0%	-1%		0%	2%		2%	-2%		-4%	6%		3%
Storage and Server Management	8%		7%	2%		2%	5%		5%	10%		9%	15%		13%
Services	14%		12%	1%		1%	9%		8%	15%		11%	36%		30%
Other	*		*	*		*	*		*	*		*	*		*

	FY2008			Q4’08			Q3’08			Q2’08			Q1’08
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Revenue	$5,874	$63	$5,937	$1,540	$8	$1,548	$1,515	$14	$1,529	$1,419	$18	$1,437	$1,400	$23	$1,423

Y/Y Growth Rate	13%		13%	13%		13%	15%		15%	13%		13%	11%		10%

Y/Y Growth Rate in Constant Currency	8%		9%	7%		7%	10%		10%	9%		10%	8%		7%

Revenue by Segment
Consumer	$1,746	$0	$1,746	$449	$0	$449	$440	$0	$440	$433	$0	$433	$424	$0	$424
Security and Compliance	1,442	37	1,479	377	6	383	364	8	372	351	10	361	350	13	363
Storage and Server Management	2,303	17	2,320	607	2	609	607	4	611	546	5	551	543	6	549
Services	381	9	390	106	0	106	103	2	105	89	3	92	83	4	87
Other	2	0	2	1	0	1	1	0	1	0	0	0	0	0	0
Revenue by Segment: Y/Y Growth Rate
Consumer	10%		10%	10%		10%	8%		8%	10%		10%	11%		11%
Security and Compliance	14%		17%	17%		19%	13%		15%	14%		17%	14%		18%
Storage and Server Management	12%		10%	12%		11%	17%		16%	11%		9%	8%		4%
Services	30%		33%	23%		23%	49%		52%	35%		39%	15%		21%
Other	*		*	*		*	*		*	*		*	*		*
Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	5%		5%	4%		4%	3%		3%	6%		6%	7%		7%
Security and Compliance	10%		13%	11%		13%	8%		11%	11%		14%	11%		15%
Storage and Server Management	8%		6%	6%		5%	12%		10%	8%		6%	5%		2%
Services	24%		27%	16%		17%	42%		45%	29%		34%	12%		17%
Other	*		*	*		*	*		*	*		*	*		*
See explanation of Notes 1-4 on Appendix A

SYMANTEC CORPORATION
Appendix A
(In millions)
(Unaudited)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. Fair value adjustment to deferred revenue: We have completed several business combinations and acquisitions for a variety of strategic purposes over the past few years. As is the case with our existing business, at the time of acquisition, these acquired businesses recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, the purchase accounting entries for these acquisitions require us to write down a portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with obligations we assumed to provide maintenance or support to customers of the acquired business that was excluded as a result of these purchase accounting adjustments. We believe that this non-GAAP revenue presentation is appropriate both because it reveals, on a basis consistent with our own revenue recognition policies, the revenue associated with maintenance and support obligations assumed by us and because we have historically experienced high renewal rates on our acquired maintenance and support contracts. We also believe that the non-GAAP revenue disclosures enhance investors’ ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business’s results together with the results from our pre-existing products and services.

(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percent change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States Dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States Dollars at the actual exchange rate in effect at the end of the prior period).

(3)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(4)	During the first quarter of fiscal year 2010, the company modified its segment reporting structure to more readily match its operating structure. The following modifications were made to the segment reporting structure: Enterprise Vault products were moved to the Storage and Server Management segment from the Security and Compliance segment; and the Software-as-a-Service (SaaS) offerings were moved to either the Security and Compliance or the Storage and Server Management segment from the Services segment based on the nature of the service delivered. Fiscal year 2009 Enterprise Vault revenue of $197 million and Fiscal year 2008 revenue of $168 million was moved, and fiscal year 2009 SaaS revenue of $51 million was moved. The predominant amount of SaaS revenue went to the Security and Compliance segment. The historical periods have been adjusted to reflect the modified reporting structure.